Objective Communication
Weighted average
                                                                      Exhibit 11

                                                                 Three months ended
                                                                       March 31,

                                                              1998                  1997
                                                              ----                  ----

Weighted average common shares outstanding                 5,676,850             1,711,413

Shares issued within one year of filing of initial
 public offering                                                   -               350,431

Options issued within one year of filing of initial
 public offering                                                   -               138,000

Warrants issued within one year of filing of initial
 public offering                                                   -               907,790

Convertible securities issued within one year of
 filing of initial public offering                                 -               500,000
                                                           ---------               -------

                                                           5,676,850             3,607,634
                                                           =========             =========


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